EXHIBIT 10.23

THE TRANSFER OF THE LIMITED LIABILITY COMPANY INTERESTS DESCRIBED IN THIS AGREEMENT IS RESTRICTED AS DESCRIBED HEREIN.

FORM OF

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALBERTSONS INVESTOR HOLDINGS LLC,

a Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT of Albertsons Investor Holdings LLC, a Delaware limited liability company (the “Company”), is made effective as of [●], 2015 (this “Agreement”), by and among Cerberus Iceberg LLC (“Cerberus”), Cerberus Capital Management, L.P., (“CCM”), Jubilee ABS Holding LLC (“Jubilee”), Klaff Markets Holdings LLC (“Klaff”), Klaff-W LLC (“Klaff W”), Lubert-Adler SAN Aggregator, L.P. (“Lubert-Adler”), L-A Asset Management Services, LLC (“L-A ASM”), Robert G. Miller (“Miller”), Robert Edwards (“Edwards”) and the Persons listed on Schedule A hereto (the “Individual Members” and, together with Cerberus, CCM, Jubilee, Klaff, Klaff-W, Lubert-Adler, L-A ASM, Miller, Edwards and any other Person who becomes a member of the Company from time to time in accordance with the provisions hereof, the “Members”).

RECITALS:

1. A Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on June 17, 2015;

2. Each of the Persons listed on Schedule B hereto has contributed certain interests in AB Acquisition LLC, Safeway Group Holdings Inc., NAI Group Holdings Inc., Cerberus ABS Blocker and/or Cerberus Spirit Blocker to the Company in exchange for Units issued by the Company; and

3. In accordance with the Act, the holders of Units of the Company wish to enter into this Agreement to (i) set forth the respective rights, powers and interests of such parties with respect to the Company; (ii) establish the terms for the issuance of interests therein; and (iii) provide for the management of the business and operations of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

GENERAL PROVISIONS

Section 1.1 Registered Office. The registered agent and office of the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. A majority vote of the Members may change said registered office from one location to another in the State of Delaware.

Section 1.2 Other Offices. The Company may have one or more offices as may be established from time to time.

Section 1.3 Purpose; Nature of Business Permitted; Powers. The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i) to acquire, own, hold, vote, sell, Transfer, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, the Albertsons Companies Stock in accordance with the terms hereof; and

(ii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purpose.

Section 1.4 Limited Liability of Members. No Member or any of its Affiliates or Affiliated Individuals shall have any liability for the debts, obligations or liabilities of the Company or of any other Member. Except as provided in Section 11.8, subject to the provisions of this Agreement, including, without limitation, Article XI hereof, any liability of any Member or any of its Affiliates or Affiliated Individuals to another Member or to the Company hereunder shall be limited to the Units of such Member or its Affiliates.

Section 1.5 Tax Classification; No State Law Partnership. The Members intend that the Company shall be treated as a partnership for federal, state and local tax purposes. Each Member and the Company agree to file all tax returns and otherwise take all tax and financial reporting positions in a manner consistent with such treatment. No provision of this Agreement shall be deemed or construed to constitute the Company (including its Subsidiaries) as a partnership (including a limited partnership) or joint venture, or any Member as a partner of or with any other Member for any purposes other than tax purposes.

Section 1.6 Definitions. Unless the context otherwise requires, the terms defined in this Section 1.6 shall, for the purposes of this Agreement, have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“1933 Act” has the meaning set forth in Section 12.15.

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“50% Trigger Date” has the meaning set forth in Section 3.8(i).

“ABS Control Group” means the Company, Management Holdco, Kimco and their respective Affiliates (as defined in Rule 12b-2 of the Exchange Act), or any person who is an express assignee or designee of their respective rights under Albertsons Companies’ certificate of incorporation (and such assignee’s or designee’s respective Affiliates) and who is or becomes a party to the Stockholders’ Agreement.

“Act” means the Delaware Limited Liability Company Act (as it may be amended from time to time and any successor to such Act).

“Additional Units” has the meaning set forth in Section 2.2(e).

“Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person; provided, however, that for purposes only of the term “Permitted Transferee”, the term “Affiliate” shall have the meaning ascribed to it therein. For the avoidance of doubt, for purposes of this Agreement, including, without limitation, the definition of “Permitted Transferee,” (i) an Affiliate of Cerberus includes, without limitation, any entity or fund directly or indirectly controlled by the Persons that, as of the date hereof, control Cerberus; (ii) an Affiliate of Klaff includes, without limitation, any entity or fund directly or indirectly controlled by Hersch Klaff; or any entity, fund or person that directly or indirectly invests in Klaff, provided that Hersch Klaff has and retains direct or indirect exclusive management control over Klaff; (iii) an Affiliate of Lubert-Adler includes, without limitation, any entity or fund directly or indirectly controlled by Dean Adler or Ira Lubert; or any entity, fund or person that directly or indirectly invests in Lubert-Adler, provided that Dean Adler or Ira Lubert has and retains direct or indirect exclusive management control over Lubert-Adler; and (iv) an Affiliate of Jubilee includes, without limitation, any entity or fund directly or indirectly controlled by the Persons that, as of the date hereof, control Jubilee or Schottenstein Stores Corporation or any entity, fund or person that directly or indirectly invests in Jubilee, provided that the Persons that have management control Jubilee as of the date hereof continue to retain direct or indirect exclusive management control over Jubilee.

“Affiliated Individual” means, with respect to a Person, any individual who is an officer, director, shareholder, employee, partner or member of such Person or an individual who is related by blood, marriage or adoption to any of the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Albertsons Companies” means Albertsons Companies, Inc., a Delaware corporation.

“Albertsons Companies Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated as of the date hereof, by and between the Company and Albertsons Companies.

“Albertsons Companies Stock” means the common stock, par value $0.01 per share, of Albertsons Companies acquired by the Company pursuant to the Albertsons Companies Contribution and Exchange Agreement and Equity Securities into which such shares of common stock shall have been changed, or any Equity Securities resulting from any reclassification, recapitalization, reorganization, merger, consolidation, conversion, stock or other equity split or dividend or similar transactions with respect to such shares of common stock or other Equity Securities.

“Allocated Stock” has the meaning set forth in Section 3.8(e).

“Asset” means an asset owned by the Company or its Subsidiaries.

“Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy”. A “Voluntary Bankruptcy” shall mean, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation or the filing of any such petition against such Person which order or petition shall not be dismissed within 90 days or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 90 days.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City are required or permitted by law to be closed.

“Capital Account” has the meaning set forth in Section 2.3(a).

“Capital Contribution” means, with respect to any Member, the amount of money or the value of other assets, in each case contributed to the Company in exchange for Units in the Company.

“Cerberus” has the meaning set forth in the Preamble.

“Certificate of Formation” means the Certificate of Formation referred to in Recital 1 and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the Preamble.

“Control” means, with respect to any Person, the power of another Person, through ownership of equity, contract rights or otherwise, to direct the management and policies of such Person, and “controlled” and “controlling” have correlative meanings.

“Depreciation” means, for each taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable period, except that if the Gross Asset Value of such asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Board.

“Effective Date” means the date of this Agreement.

“Equity Securities” means, as applicable, (i) any capital stock, membership interests or other equity interest of any Person; (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person; or (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interest of any Person or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest of any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excluded Stock” has the meaning set forth in Section 3.8(e).

“Family Member” means, with respect to any specified natural person, (a) any parent, child, descendant or sibling of such natural person or of such natural person’s spouse (including relationships resulting from adoption) or (b) the spouse of such natural person or of any person covered by clause (a).

“Fiscal Period” means (i) the period commencing on the date of this Agreement and ending on the closest Thursday before the last Saturday of February, 2016 and (ii) any subsequent 12-month period commencing on the day following the last day of the immediately preceding Fiscal Period and ending on the closest Thursday before the last Saturday of February of each calendar year, or such other commencement and ending dates as the Management Board may determine.

“Fiscal Year” means (i) the Fiscal Period commencing on the date of this Agreement and ending on the closest Thursday before the last Saturday of February, 2016, (ii) any subsequent 12-month period commencing on the day following the last day of the immediately preceding Fiscal Year and ending on the closest Thursday before the last Saturday of February of each calendar year, or such other commencement and ending dates as the Management Board may determine, and (iii) the period commencing on the day following the immediately preceding closest Thursday before the last Saturday of February (or other commencement date determined by the Management Board) and ending on the date on which all property of the Company is distributed to the Members pursuant to Article X.

“Governmental Entity” means any federal, state, local or foreign governmental, administrative, judicial or regulatory agency, commission, court, body, entity or authority.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time it is accepted by the Company, unreduced by any liability secured by such asset, as reasonably determined by the Management Board;

(ii) the Gross Asset Values of all Assets shall be adjusted to equal their respective fair market values, unreduced by any liabilities secured by such assets, as reasonably determined by the Management Board as of the following times: (x) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (y) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (z) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that an adjustment described in clauses (x) and (y) of this paragraph shall be made only if the Management Board reasonably determines that such an adjustment is necessary to reflect the relative economic interests of the Members;

(iii) the Gross Asset Value of any Asset distributed to any Member shall be adjusted to equal the fair market value of such asset on the date of distribution, unreduced by any liability secured by such asset, as reasonably determined by the Management Board; and

(iv) the Gross Asset Value of all Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of “Profits” and “Losses” or Section 8.2(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment pursuant to paragraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Indemnifiable Losses” has the meaning set forth in Section 11.1.

“Indemnified Party” has the meaning set forth in Section 11.6.

“Indemnified Person” has the meaning set forth in Section 11.1.

“Indemnifying Party” has the meaning set forth in Section 11.6.

“Individual Member” has the meaning set forth in the Preamble.

“Investor Holdings Subsidiary” means any Subsidiary of the Company other than Albertsons Companies and any Subsidiary of Albertsons Companies.

“Investor Members” means Cerberus, Klaff, Lubert-Adler and Jubilee.

“Involuntary Bankruptcy” has the meaning set forth in the definition of Bankruptcy.

“Jubilee” has the meaning set forth in the Preamble.

“Kimco” means, collectively, KRS AB Acquisition, LLC, a Delaware limited liability company and KRS ABS, LLC, a Delaware limited liability company.

“Klaff” has the meaning set forth in the Preamble.

“Law” means foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding of any Governmental Entity.

“Loan Agreement” means that certain Term (Committed Loan) Loan Agreement, dated as of July 2, 2015, by and between Goldman Sachs Bank USA, as Lender, and Management Holdco, as Borrower, as such agreement (and loan pursuant thereto) may be amended, modified or refinanced from time to time.

“Lubert-Adler” has the meaning set forth in the Preamble.

“Major Decision” means:

(i)	subject to clause (xx) of this definition, issuance of any equity interest, or any security that is convertible into or exchangeable for an equity interest in the Company or an Investor Holdings Subsidiary, the adoption of any incentive program which grants or allocates equity interests in the Company or any Investor Holdings Subsidiary to employees, officers or directors of, or consultants or advisors to, the Company or any Investor Holdings Subsidiary;

(ii)	amending, modifying, supplementing or changing any provision of this Agreement other than to amend Schedule B to reflect any Transfers or redemptions of Units made in accordance with this Agreement;

(iii)	any act in contravention of this Agreement;

(iv)	any action which would cause the Company (x) to become an entity other than a Delaware limited liability company, or other than a “pass through” entity for Federal income taxes or (y) to be treated as a corporation for Federal income tax purposes;

(v)	changing the business purpose of the Company;

(vi)	making in-kind distributions with respect to any material portion of the Assets of the Company or any Investor Holdings Subsidiary other than distributions of Albertsons Companies Stock pursuant to and in accordance with Section 3.8(d), Section 3.8(e) or Section 3.8(f);

(vii)	indemnification of any Person by the Company or any Investor Holdings Subsidiary other than an Officer, member of the Management Board, or a Member or its Affiliates in accordance with the provisions of Article XI of this Agreement, other than any indemnification clause that is included in any contract or other agreement between the Company and any vendor or other contracting party of the Company in the ordinary course of business;

(viii)	entering into any agreement (x) which would cause any Member to become personally liable on or in respect of or to guarantee any indebtedness of the Company or any Investor Holdings Subsidiary or (y) which is not nonrecourse to such Member, except to the extent such liability or recourse is pursuant to customary carve-outs for real estate financing;

(ix)	causing the Company or any Investor Holdings Subsidiary (v) to redeem or repurchase all or any portion of the interest of a Member (other than as is consistent with any employment agreement with such Member), (w) to make loans to any Member, (x) to accept or require additional Capital Contributions from any Member not provided for in this Agreement, (y) to enter into any contract, arrangement or understanding with or paying any salary, fees or other compensation to, any Investor Member or any Affiliate of an Investor Member (other than as otherwise contemplated by this Agreement or as is consistent with any employment agreement with a Member), or (z) to borrow money from a Member or its Affiliates;

(x)	dissolving, terminating or liquidating the Company other than following a sale or distribution of all or substantially all of the assets of the Company;

(xi)	obtaining, incurring, modifying, prepaying or refinancing any indebtedness of the Company or any Investor Holdings Subsidiary or executing or delivering on behalf of the Company any guarantee or other agreement whereby the Company or any Investor Holdings Subsidiary is or may become liable for any obligations of any other Person;

(xii)	commencing, dismissing, terminating or settling any litigation matter, or any other matter or claim (including an insurance claim) in connection with which the amount in controversy is reasonably expected to exceed $5,000,000;

(xiii)	establishing or releasing reserves in excess of $5,000,000 in any single instance or series of related instances for use by the Company or any Investor Holdings Subsidiary, provided, that any withholding by the Company of cash pursuant to Section 2.2(c) shall not be taken into account in the calculation of reserves to be established or released;

(xiv)	requiring any additional Capital Contributions (other than pursuant to Section 2.2(b));

(xv)	forming, appointing members to, and delegating authority to any committee of the Management Board in accordance with Section 3.1(f);

(xvi)	causing or permitting an initial public offering of the Company or any Investor Holdings Subsidiary;

(xvii)	making a demand (or piggyback request) to register securities under the Stockholders’ Agreement;

(xviii)	consenting (to the extent consent of the Management Board is required) to a Member directly or indirectly making a Transfer of all or any portion of its Units pursuant to Section 5.1(a)(i);

(xix)	approving a sale of all of the Albertsons Companies Stock held by the Company, whether through a tender offer, asset sale, recapitalization, consolidation, reorganization or business combination;

(xx)	admitting a Person as a Member, except as otherwise specifically provided in this Agreement;

(xxi)	permitting the withdrawal of any Member except as otherwise provided in this Agreement;

(xxii)	approving any affiliate transaction (other than with respect to the employment of an Individual Member) between the Company or any Investor Holdings Subsidiary on the one hand, and any Member or any Affiliate thereof on the other hand;

(xxiii)	conducting any business other than the purchasing, holding, voting and disposing of the Albertsons Companies Stock and taking actions permitted under the Stockholders’ Agreement not otherwise inconsistent with this Agreement; and

(xxiv)	take any action in respect of the Albertsons Companies Stock in breach of Section 3.8.

“Management Board” has the meaning set forth in Section 3.1(a).

“Management Holdco” shall mean Albertsons Management Holdco, LLC, a Delaware limited liability company.

“Member Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated as of the date hereof, by and among the Company and certain Members, pursuant to which such Members contributed certain Equity Securities to the Company in exchange for Units.

“Members” has the meaning set forth in the Preamble.

“Miller” has the meaning set forth in the Preamble.

“Non-Participating Member” has the meaning set forth in Section 3.8(e).

“Officer” means any officer of the Company appointed in accordance with this Agreement.

“Percentage Interest” means, with respect to any Member, the percentage obtained by dividing the number of Units held by such Member by the aggregate number of Units held by all of the Members.

“Permitted Transferee” means: (i) with respect to any Member who is not a natural person, any Affiliate of such Member (provided that for purposes of this clause (i), “Affiliate” shall mean, with respect to the Member in question, that such Member solely controls, is controlled solely by or under common control with such Affiliate (and no Person other than the common controlling Person controls such Affiliate) and such Member or its ultimate parent owns, directly or indirectly, more than 80% of the economic interests of such Affiliate and provided further that notwithstanding the immediately preceding proviso, Affiliates as further defined in the second sentence of the definition of Affiliate are affiliates for this subsection (i); (ii) with respect to any Member who is a natural person, (x) upon the death of such natural person, any Person in accordance with such natural person’s will or the laws of intestacy; (y) the Family Members of such natural person, entities formed for estate or family planning purposes and/or one or more trusts for the sole benefit of such natural person and/or the Family Members of such natural person, provided that such natural person shall not be released from his obligations under this Agreement as a Member; (iii) with respect to any Member who is also an equityholder of Management Holdco, Management Holdco, but only to the extent necessary to satisfy minimum collateral requirements pursuant to the Loan Agreement; (iv) with respect to Management Holdco upon receipt of Units by Management Holdco pursuant to clause (iii) above, (A) a member of Management Holdco upon termination and release of any security interests of a lender pursuant to the Loan Agreement with respect to Units held by Management Holdco (and only the Units attributable to such member of Management Holdco and previously subject to such security interests) or (B) the lender under the Loan Agreement in connection with the default of a loan and foreclosure on Units held by Management Holdco and pledged to such lender pursuant to the Loan Agreement and (v) in the event of the dissolution, liquidation or winding up of any such Person that is a corporation, partnership or limited liability company, the stockholders of a corporation that is such Person, the partners of a partnership that is such Person, the members of a limited liability company that is such Person or a successor corporation all of the stockholders of which or a successor partnership all of the partners of which or a limited liability company all of the members of which are the Persons who were the stockholders of such corporation or the partners of such partnership or the members of such limited liability company immediately prior to the dissolution, liquidation or winding up of such Person; provided further, however, that no such Transfer under any one or more of the foregoing clauses (i) through (v) to any such Person shall be permitted where such Transfer (x) fails to comply with the terms of Section 5.1(a), including, without limitation, by reason of a failure to comply in any respect with any federal or state securities laws, including, without limitation, the 1940 Act, or (y) would result in the Company becoming subject to the Securities Exchange Act of 1934.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, joint-stock company, estate, limited liability company, Series, unincorporated organization or other legal entity or organization.

“Preemptive Right Notice” has the meaning set forth in Section 2.2(e).

“Pro Rata Portion” has the meaning set forth in Section 2.2(e).

“Profits” or “Losses” means for each taxable period, an amount equal to the taxable income or loss for such taxable period. Such amount shall be determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) any income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii) in the event the Gross Asset Value of any Asset is adjusted pursuant to paragraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss there shall be taken into account Depreciation for such taxable period, computed in accordance with the definition of Depreciation; and

(vi) to the extent an adjustment to the adjusted tax basis of any Asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act.

“Regulations” means the federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

“Representative” has the meaning set forth in Section 10.2.

“Requisite Distribution Deferral Majority” has the meaning set forth in Section 3.8(d).

“Security or Securities” has the meaning set forth in Section 2(1) of the 1933 Act.

“Sell-Down” has the meaning set forth in Section 3.8(e).

“Sell-Down Notice” has the meaning set forth in Section 3.8(e).

“Side Letter” means any letter agreement between the Company and any employee of the Company or its Subsidiaries relating to or in connection with such employee’s employment, compensation, participation in any incentive program or otherwise. In the event of any conflict between (i) a Side Letter between any employee of the Company or its Subsidiaries and the Company and (ii) this Agreement, such Side Letter shall control with respect to such employee.

“Stockholders’ Agreement” means the Albertsons Companies Stockholders’ Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as amended from time to time.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, trust and other entity, whether incorporated or unincorporated, with respect to which such Person, directly or indirectly, legally or beneficially, owns (i) a right to a majority of the profits of such entity; or (ii) securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

“Tax Matters Member” has the meaning set forth in Section 8.1.

“Third Party Claim” has the meaning set forth in Section 11.6.

“Transaction Transfer Restriction” has the meaning set forth in Section 3.8(e).

“Transfer” has the meaning set forth in Section 5.1(a).

“Units” means the units issued by the Company representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified in this Agreement.

“Voluntary Bankruptcy” has the meaning set forth in the definition of Bankruptcy.

Any capitalized term not defined herein shall have the meaning ascribed to such term in the Act.

Section 1.7 Certificates. Each Officer of the Company is an authorized Person within the meaning of the Act to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction within the United States in which the Company may wish to conduct business. Alan Bossman is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.

Section 1.8 Term. The term of the Company shall begin on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the provisions hereof or pursuant to the Act.

ARTICLE II.

UNITS, CAPITAL

CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 2.1 Units.

(a) As of the date hereof, the Company shall have one class of Units which shall have the rights, preferences and privileges as are described herein.

(b) Title to assets of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company, and no Member, individually or collectively, shall have any ownership interest in such assets or any portion thereof.

(c) The Units shall be uncertificated unless the Management Board otherwise determines.

Section 2.2 Capital Contributions.

(a) Capital Contributions. Each of the Members has contributed interests in AB Acquisition LLC, Safeway Group Holdings Inc., NAI Group Holdings Inc., Cerberus ABS Blocker and/or Cerberus Spirit Blocker in exchange for Units of the Company such that such Member’s ownership of Units as of the date of this Agreement is as reflected on Schedule B hereto.

(b) Additional Capital Contributions. Other than as the Management Board determines in its reasonable discretion is necessary to pay reasonable third-party (and not, for the avoidance of doubt, any Member’s or such Member’s Affiliates) costs and expenses incurred by the Company in carrying out its business not to exceed $5,000,000 per annum, including, without limitation, liability and other insurance premiums, expenses incurred in the preparation of reports to the Members and any third-party legal, accounting and other professional fees and expenses, none of the Members shall have any further capital commitment with regard to the ongoing conduct of the business of the Company beyond their respective initial Capital Contributions, provided, that, no requirement to fund additional capital pursuant to this Section 2.2(b) shall apply to Miller, Edwards or any Individual Member.

(c) Withholding of Distributions to Fund Capital Contributions. In the event of a secondary offering of Albertsons Companies Stock by the Company, the Management Board may authorize the withholding of up to $5,000,000 from the Investor Members to fund the costs and expenses of the Company in lieu of requiring contributions (to the extent of such withholding) from the participating Investor Members pursuant to clause (b) above. If one or more Investor Members is a Non-Participating Member (as defined in Section 3.8) with respect to such secondary offering, then such aggregate withholding shall be reduced by an amount equal to the Non-Participating Members’ pro rata ownership of the Units as of immediately prior to the secondary offering multiplied by the aggregate amount otherwise to be withheld, such that withholdings shall only be allocated among Investor Members participating in the secondary offering.

(d) Payment of Capital Contributions. Any Capital Contributions in cash made by the Members shall be made in U.S. dollars by wire transfer of federal funds to an account or accounts of the Company specified by the Company or the Management Board. Except as otherwise provided herein, no Member shall be entitled to any compensation by reason of its Capital Contribution or by reason of serving as a Member. No Member shall be required to lend any funds to the Company.

(e) Preemptive Rights.(i) In the event that the Company, at the direction of the Management Board, proposes to sell any Additional Units, the Company shall first give each Member a notice setting forth in reasonable detail the price and other terms on which such Additional Units are proposed to be issued or sold, the terms of such Additional Units and the amount thereof proposed to be sold (a “Preemptive Right Notice”). Each Member shall thereafter have the preemptive right, exercisable by written notice to the Company no later than twenty (20) days following receipt of the Preemptive Right Notice, to purchase the portion of the Additional Units as shall be equal to (A) the aggregate Additional Units multiplied by (B) such Member’s Percentage Interest. The portion of such Additional Units such Member is entitled to purchase under this Section 2.2(e)(i) shall be referred to as its “Pro Rata Portion” and shall be set forth in such Member’s Preemptive Right Notice. Any notice by a Member exercising the right to purchase Additional Units pursuant to this Section 2.2(e)(i) shall constitute an irrevocable commitment to purchase from the Company the Additional Units set forth in such notice. If, as contemplated by clause (ii) of this Section 2.2(e), the Company shall issue or sell the remaining Additional Units to third parties, then the closing of the purchase by the Members shall take place at the same time as the closing of such issuance or sale to such third parties. If for any reason the Company shall not issue or sell Additional Units to any Persons other than the Members, then the closing of the purchase of the Additional Units by the Members shall take place on such date, no less than ten (10) and no more than thirty (30) days after the expiration of the twenty (20) day period referred to above, as the Management Board may select.

(ii) In the event of a failure by any Member to purchase all or any portion of its Pro Rata Portion of the Additional Units proposed to be issued or sold by the Company in the Preemptive Right Notice, any Member that has elected pursuant to Section 2.2(e)(i) above to purchase its entire Pro Rata Portion, may purchase its Percentage Interest (based on all of the Members, purchasing pursuant to this Section 2.2(e)) of the unpurchased Additional Units. In the event of a failure by the Members to purchase all or any portion of the Additional Units pursuant to Section 2.2(e)(i) and (ii), the Company shall be entitled to issue or sell the remaining Additional Units on the terms set forth in the Preemptive Right Notice. From the expiration of the twenty (20) day period referred to in clause (e)(i) of this Section 2.2 and for a period of ninety (90) days thereafter, the Company, at the direction of the Management Board, may offer, issue and sell to any Person, the remaining Additional Units having the terms set forth in the Preemptive Right Notice for a price and other terms no less favorable to the Company, and including no less cash, than those set forth in the Preemptive Right Notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not issue or sell Additional Units in an amount greater than the amount set forth in the Preemptive Right Notice minus the amount purchased or committed to be purchased by the Members upon exercise of their preemptive rights.

(iii) For purposes of this Section 2.2(e), “Additional Units” means all Units sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than Units granted or issued upon conversion of any securities then outstanding convertible for or exchangeable into Units.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 2.2(e) shall not apply to any grant, exchange or sale of Units as consideration in any merger, consolidation or other acquisition of any Person, business, division, or assets approved by the Management Board.

Section 2.3 Capital Accounts.

(a) Capital Accounts. A capital account (“Capital Account”) shall be maintained for each Member in accordance with this Section 2.3. A Member’s Capital Account shall be increased by (i) the amount of money contributed by the Member to the Company, (ii) the initial Gross Asset Value of property contributed by the Member to the Company, as determined by the contributing Member and the Management Board (net of liabilities that the Company is considered to assume or take subject to pursuant to Code Section 752), and (iii) allocations to the Member of Profits pursuant to Article VI. A Member’s Capital Account shall be decreased by (x) the amount of money distributed to the Member, (y) the Gross Asset Value of any property so distributed to the Member as determined by the distributee Member and the Management Board (net of any liabilities that such Member is considered to assume or take subject to pursuant to Code Section 752), and (z) allocations to the Member of Losses pursuant to Article VI.

(b) Negative Capital Account. No Member shall be required to make up a deficit balance in such Member’s Capital Account or to pay to any Member the amount of any such deficit in any such account.

(c) Credit of Capital Contribution. For purposes of computing the balance in a Member’s Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such Capital Contribution is actually made.

Section 2.4 Admission of New Members. Unless otherwise permitted under Article V, new Members may only be admitted to membership in the Company with the approval of the Management Board. A new Member must agree in writing to be bound by the terms and provisions of the Certificate of Formation and this Agreement, each as may be amended from time to time, and must execute a counterpart of, or an agreement adopting, this Agreement and any other related agreement as the Management Board may require. Upon admission, the new Member shall have all rights and duties of a Member of the Company; provided, however, that such new Member shall only be entitled to such voting rights as are provided pursuant to this Agreement.

Section 2.5 Interest. No interest shall be paid or credited to the Members on their Capital Accounts or upon any undistributed amounts held by the Company.

Section 2.6 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member’s Capital Accounts in whole or in part until the dissolution, liquidation and winding-up of the Company, except to the extent that distributions pursuant to Article VII represent returns of capital. A Member who withdraws or purports to withdraw as a Member of the Company without the consent of all of the Members or as otherwise allowed by this Agreement shall be liable to the Company for any damages suffered by the Company on account of the breach and shall not be entitled to receive any payment in respect of its Units in the Company or a return of its Capital Contribution until the time otherwise provided herein for distributions to Members.

ARTICLE III.

MANAGEMENT OF THE COMPANY

Section 3.1 Company Governance.

(a) The Company hereby establishes a Management Board for the Company (the “Management Board”), which shall have all of the powers of a board of directors of a Delaware corporation and, pursuant to such powers shall have the overall responsibility for the management, operation and administration of the Company. The Management Board is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company and the actions of the Company by and through the Management Board taken in accordance with such rights and powers shall bind the Company. Except as authorized by the Management Board or as set forth in this Agreement, no Member shall participate in the management and control of the business of the Company nor shall any Member have the right or authority to act on behalf of the Company in connection with any matter.

(b)(i) The Management Board shall consist as of the date hereof of the following voting members: Lenard Tessler, Ronald Kravit, Lisa Gray, Scott Wille, Jay Schottenstein, Dean Adler, Hersch Klaff and Miller. By signing this Agreement, each Member shall be deemed to have voted for the election of each of the foregoing persons to serve as a Management Board member. The names and mailing addresses of the members of the Management Board shall be set forth in the books and records of the Company. Subject to Sections 3.1(b)(ii) and (iii) below, the number of members of the Management Board shall be fixed at eight. Each member of the Management Board shall have one (1) vote with respect to matters to be considered by the Management Board.

(ii) Each of the Members will agree to vote and otherwise use its reasonable best efforts to cause the Management Board to consist of four (4) members appointed by Cerberus; one (1) member appointed by Jubilee; one (1) member appointed by Lubert-Adler; one (1) member appointed by Klaff; and one (1) member appointed by Miller; provided that in the event that any such Member (x) shall transfer more than 50% of such Member’s Units (excluding however, transfers made by such Member to a Permitted Transferee) or (y) with respect to an Investor Member, ceases to be controlled by Cerberus Capital Management, LP, Klaff Realty, LP, Schottenstein Stores Corp. or Lubert-Adler Partners, L.P. or their respective controlled Affiliates, as applicable, such Member shall not be entitled to have the other Members so vote or cause the Management Board to consist of any of its appointees. Immediately prior to such event described in the preceding sentence or concurrently therewith, such Member shall cause its appointee(s) to resign from the Management Board, reducing the members of the Management Board accordingly. Except as provided in Section 3.1(c), any vacancies on the Management Board will be filled by a vote of the Members.

(c) The status of a member of the Management Board shall terminate if the Management Board member: (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily resign as a Management Board member (which shall require not less than 10 days’ prior written notice to the Company); (iv) shall be removed by the written request of the Member that appointed such member of the Management Board pursuant to Section 3.1(b); (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Management Board member or (viii) shall otherwise cease to be a Management Board member of the Company under the Act. Upon such termination, the Member that appointed the terminating member of the Management Board shall be entitled to designate a replacement to be a Member of the Management Board by written notice to the Secretary of the Company.

(d) Meetings. Meetings of the Management Board may be called by any two members of the Management Board on at least five (5) Business Days’ prior written notice to each member of the Management Board, which notice shall contain the time and place of such meeting. Seventy percent (70%) of the total number of votes held by members of the Management Board shall constitute a quorum for the transaction of business by the Management Board. Except as provided in Section 3.6 and as otherwise provided in this Section 3.1(d) or explicitly set forth elsewhere in this Agreement, all actions of the Management Board shall require the affirmative majority vote of the total number of votes held by members of the Management Board. Decisions made by the Management Board at any meeting, however convened, shall be as valid as though held after due notice if, either before or after the meeting, each and every member of the Management Board signs a written waiver of notice or a consent to the holding of such meeting or written approval of the minutes thereof.

(e) Telephone Conference; Unanimous Written Consent. Meetings of the Management Board may be held by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participate in the conversation. Any action required or permitted to be taken by the Management Board may be taken without a meeting and without prior notice if all of the voting members of the Management Board shall consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Management Board and shall have the same force and effect as a unanimous vote of the Management Board.

(f) Committees of the Board.

(i) The Management Board may designate an executive committee and other committees, each consisting of one or more members of the Management Board or other individuals appointed by the Management Board. Each committee (including the members thereof) shall serve at the pleasure of the Management Board. Each committee shall keep minutes of its meetings and report the same to such Board. Except as may be required by applicable securities laws or any exchange on which the securities of any of the Company’s

Subsidiaries are listed, the Executive Chairman shall be a member of each committee. The Management Board may designate one or more members of the Management Board or other individuals appointed by the Management Board as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Management Board, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Management Board to act at the meeting in the place of the absent or disqualified member. Except as limited by applicable law, each committee, to the extent provided in the resolution of the Management Board establishing it, shall have and may exercise all the powers and authority of the Management Board in the management of the business and affairs of the Company; provided that no Committee shall have the authority to take any action constituting a Major Decision or an action of the Management Board under Section 3.8(k).

(ii) Two-thirds (2/3) of all the voting members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the voting members of a committee shall be the act of the committee. In other respects each committee shall conduct its business in the same manner as the Management Board conducts its business pursuant to this Section 3.1. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

(g) Executive Chairman. The Management Board shall have (x) an Executive Chairman who, as of the date hereof, shall be Robert Miller, or (y) except as provided in a Side Letter, at the Management Board’s option, a non-executive Chairman. The Executive Chairman (or, if applicable, the non-executive Chairman) shall preside at all meetings of the Management Board and of the Members at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Management Board or as may be provided by applicable law. In the absence of the Executive Chairman (or, if applicable, the non-executive Chairman), a member of the Management Board selected by Cerberus shall preside at all meetings of the Management Board and of the Members at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Management Board or as may be provided by applicable law.

(h) Limitation on Liability of Member of the Management Board. Members of the Management Board shall not, solely by reason of being a member of the Management Board, be personally liable for the expenses, liabilities or obligations of the Company whether arising in contract, tort or otherwise.

(i) Compensation and Reimbursement of Management Board. Members of the Management Board shall not receive compensation for their services performed on behalf of the Company or other benefits they provide to the Company. Members of the Management Board shall be entitled to reimbursement for reasonable, documented out-of-pocket expenses incurred by them in connection with attendance at meetings of the Management Board or any committee thereof conducting the business and affairs of the Company.

Section 3.2 Authority, Duties and Obligations of the Management Board.

(a) Except as otherwise expressly provided in this Agreement, the Management Board shall have the authority, on behalf of the Company, to take any action or make any decisions on behalf of the Company hereunder, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary or advisable or incidental thereto.

(b) Without limiting Section 3.2(a), each of the Members, by executing this Agreement, authorizes the Company and the Management Board to make such regulatory and other filings as shall be required in connection with the acquisition of the Albertsons Companies Stock and the operation of the business of the Company, all without any further act, vote or approval of the Company, any Member or any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. In furtherance of the foregoing, unless otherwise directed in writing by the Management Board, the Company and the Management Board hereby designates Cerberus to sign on behalf of the Company with respect to any such regulatory and/or other filings to be made by the Company pursuant to this Section 3.2(b).

(c) The Company shall not approve or take any action with respect to any Major Decision without the affirmative vote or written consent of members of the Management Board representing seventy percent (70%) of the total number of votes held by the members of the Management Board; provided, that the Management Board shall not approve or take any action with respect to any of the Major Decisions specified in clauses (ii), (iii), (iv), (v), (viii), (ix), (x), (xi), (xiv), (xvi), (xx), (xxi), (xxii), (xxiii) or (xxiv) of the definition thereof without the unanimous vote of the members of the Management Board, and, in the case of the Major Decisions specified in subclause (v) of clause (ix) and clauses (xvi), (xx), and (xxi), Kimco; provided, that unanimous consent shall not be required with respect to clause (xiv) if such Capital Contributions are required to alleviate exigent circumstances of the Company or its Subsidiaries (as determined in good faith by members representing 70% of the total number of votes held by members of the Management Board).

Section 3.3 Other Activities of the Members of the Management Board. The members of the Management Board shall devote as much of their time to the affairs of the Company as in the judgment of the members of the Management Board the conduct of the Company’s business shall reasonably require, and the members of the Management Board shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Nothing contained in this Agreement shall be deemed to preclude the members of the Management Board from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling, holding or otherwise dealing with any securities for the account of any such other business, for its own accounts or for other clients. No Member shall, by reason of being a Member, have any right to participate in any manner in any profits or income earned, derived by or accruing to the members of the Management Board or any of their Affiliates from the conduct of any business other than the business of the Company (to the extent provided herein) or from any transaction in securities effected by the members of the Management Board or any of their Affiliates for any account other than that of the Company.

Section 3.4 Management Board Certifications. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate issued by the Company that is signed by any member of the Management Board or any of the Officers as to any of the following:

(a) the identity of any Member or Officer or other agent of the Company;

(b) the existence or nonexistence of any fact or facts which constitute(s) a condition precedent to acts by the Management Board or the Members;

(c) the Person or Persons authorized to execute and deliver any instrument or document of the Company; or

(d) any act or failure to act by the Company or any other matter whatsoever involving the Company.

Section 3.5 Officers.

(a) Executive Chairman. The Officers of the Company shall include an Executive Chairman (unless the Management Board shall have appointed a non-executive Chairman in accordance with a Side Letter entered into with Miller).

(b) General. The Management Board may, from time to time, designate one or more Persons to be other Officers of the Company, with such titles as the Management Board may assign to such Persons. No Officer need be a Member or a resident of the State of Delaware. Officers so designated will have such authority and perform such duties as the Management Board may, from time to time, delegate to them. Any number of offices may be held by the same Person. Any Officer may resign as such at any time. Such resignation will be made in writing and will take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Board. Any Officer may be removed as such, either with or without cause, by the Management Board, in its sole discretion. Any vacancy occurring in any office of the Company may be filled by the Management Board. Officers shall not receive any compensation for services in their capacity as Officers of the Company; provided, however, that nothing herein contained shall be construed to preclude any Officer from serving any Member or any of its Affiliates in any other capacity and receiving compensation therefor.

(c) Limitations on Officer’s Powers. Notwithstanding any other provision contained in this Agreement to the contrary, should a delegation of authority be established by the Management Board, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Officer on behalf of the Company other than in accordance with such delegation of authority, provided that no Officer shall have to right to take any action constituting a Major Decision or an action of the Management Board under Section 3.8(k) unless so authorized by the requisite vote of the Management Board.

(d) Term of Officers. An Officer of the Company may resign at any time by giving written notice to the Management Board. The resignation of an Officer of the Company shall take effect upon the Management Board’s receipt of written notice of the

Officer’s resignation or at such later time as shall be specified in the written notice. Unless otherwise specified in the Officer’s written notice of resignation, the acceptance of the Officer’s resignation shall not be necessary to make it effective. If the Officer also is a Member, the Officer’s resignation as an Officer shall not affect the Officer’s rights as a Member and shall not constitute a withdrawal of the Officer as a Member.

(i) The Management Board may terminate the employment of and remove any Officer of the Company with or without cause, subject to any applicable employment agreement.

(ii) The Management Board may elect at any time a new or replacement Officer of the Company to fill the vacancy.

Section 3.6 Voting Rights of Members.

(a) Members shall have no right or authority to vote on matters other than matters explicitly requiring such vote in this Agreement or in the Act. On matters set forth in this Agreement or in the Act explicitly requiring a vote of the Members, each Member shall have a number of votes equal to a fraction, expressed as a percentage, of (i) the number of Units held by such Member and (ii) the number of Units held by all Members. In the event any Member shall transfer less than all of its Units to an unaffiliated third party or any other Member in a transaction or in a series of transactions then the portion of such Member’s votes that is equal to the portion of such Member’s Units transferred shall be deemed cancelled and the transferee (if an unaffiliated third party) in such transfer shall not be a Member. In the event any Member shall transfer all its Units held on the date of such transfer to an unaffiliated third party or any other Member in a transaction or in a series of transactions, then all of the votes of its Units on the date of such transfer shall be deemed to have been transferred to such transferee upon the satisfaction of the conditions contained in Article V. Notwithstanding the foregoing, if at any time a Member (x) shall transfer more than 50% of such Member’s Units (excluding, however, transfers made by such Member to a Permitted Transferee), (y) with respect to an Investor Member, ceases to be controlled by Cerberus Capital Management, LP, Klaff Realty, LP, Schottenstein Stores Corp. or Lubert-Adler Partners, L.P. or their respective controlled Affiliates, as applicable or (z) shall be in default with respect to its obligations to fund additional Capital Contributions pursuant to Section 2.2 above, the remaining votes of such Member shall be deemed cancelled and such Member shall have no voting rights except as otherwise required by the Act; provided, that in the case of clause (y), (A) to the extent a Member elects to treat its obligation to fund capital as a loan and such Member repays all such loans (including all interest thereon) within 15 days, the voting rights of such Member shall be reinstated and (B) to the extent a Member elects to treat its obligation to fund capital as a Capital Contribution, the Company shall provide notice to such Member on the next Business Day indicating such election and the voting rights of such Member shall be deemed cancelled if the Member does not provide its Capital Contribution to the Company within 15 days after receipt of such notice.

(b) Any action by the Members shall require the affirmative vote or written consent of the majority of the voting power of the Members entitled to vote, voting together as one class, except as otherwise set forth in Section 3.8(d) and Section 12.2. Notwithstanding anything in this Agreement to the contrary, this Section 3.6(b) shall not be amended without the unanimous consent of the Members.

Section 3.7 Cost of Services; Expenses. Subject to Sections 3.1(d) and 3.6 above, Members shall be entitled to reimbursement of their third-party out-of-pocket costs and expenses, upon presentation of reasonable documentation with respect to such expenses incurred by such Member, in connection with providing services to the Company. The Company shall be responsible for paying, and, except as otherwise contemplated by this Agreement, the Management Board shall pay directly out of Company funds, all reasonable third-party costs and expenses incurred by the Company in carrying out its business, including, without limitation, liability and other insurance premiums, expenses incurred in the preparation of reports to the Members and any legal, accounting and other professional fees and expenses incurred by the Company.

Section 3.8 Certain Provisions Relating to Albertsons Companies Stock.

(a) Each of the Members hereby agrees and authorizes the Company and the Management Board to, in the Company’s and/or the Management Board’s sole discretion exercised in good faith, at any special or any general meeting of the stockholders of Albertsons Companies, vote or direct the voting of, the Albertsons Companies Stock.

(b) Each of the Members hereby agrees that the Company and/or the Management Board shall have the right, at its sole discretion, to sell, in a single transaction or series of related transactions (other than Sell-Down transactions as contemplated under Section 3.8(e)), all of the Albertsons Companies Stock if such sale is previously consented to by the Management Board in accordance with clause (xix) of the definition of “Major Decisions”; provided, however, that subject to compliance with applicable securities Laws, promptly after receipt by the Company of the proceeds of such sale, the Management Board shall cause the Company to promptly distribute such proceeds (less the reasonable fees and expenses incurred by the Management Board or the Company in connection with such sale) to the Members pro rata in accordance with their Percentage Interests.

(c) Except as permitted by this Section 3.8 or as otherwise permitted under this Agreement the Company shall not, and the Management Board shall not permit the Company to vote, sell or pledge any of the Albertsons Companies Stock.

(d) Except as otherwise provided in the following sentence, after the earlier of (x) four years from the date of this Agreement, and (y) the date upon which the ABS Control Group holds less than 35% of the issued and outstanding common stock of Albertsons Companies in the aggregate (unless otherwise instructed in writing by the Requisite Distribution Deferral Majority), subject to compliance with applicable securities laws (including any blackout periods then in effect), the Management Board shall cause the Company to distribute the Albertsons Companies Stock to the Members pro rata in accordance with their Percentage Interests. The Management Board may not defer the distribution of Albertsons Companies Stock for more than one year from the date the distribution would otherwise have occurred pursuant to the preceding sentence without the consent of all the Members, as well as Kimco and Management Holdco (so long as Kimco and Management Holdco are members of the ABS

Control Group). As used herein, “Requisite Distribution Deferral Majority” means the affirmative vote of Members and Kimco, voting as a single class, that directly or indirectly own Albertsons Companies Stock acquired by the Company and Kimco on the date hereof representing at least 70% of such Albertsons Companies Stock.

(e) In the event the Company proposes to effect a private block sale, resale or to demand or participate in a registered offering of Albertsons Companies Stock (a “Sell-Down”), the Company shall promptly provide written notice to each Member, specifying the amount and percentage of Albertsons Companies Stock then held by the Company to be sold in such Sell-Down, the amount of Albertsons Companies Stock allocable to such Member that will be sold in such Sell Down (a Member’s “Allocated Stock”) and all other material terms and conditions of the Sell-Down (the “Sell-Down Notice”). Each Member’s Allocable Stock shall be sold in such Sell-Down, unless such Member delivers a written notice to the Company by the close of business on the date which is 10 Business Days after the Sell-Down Notice is delivered to such Member, which such notice shall include the amount of Allocated Stock such Member elects to exclude from such Sell-Down (the “Excluded Stock”, and such notifying Member, the “Non-Participating Member”). Any Member that does not deliver such notice shall have its Allocated Stock sold in the Sell Down. If any Member elects not to have Allocated Stock sold in such Sell-Down, the Company shall, unless prohibited by applicable Law, promptly distribute the Excluded Stock to the Non-Participating Member, provided, that (i) the Non-Participating Member complies with the provisions of Section 3.8(g) and (ii) the Excluded Stock shall be subject to the same restrictions on transfer, market stand-off and lock-up provisions to which the Albertsons Companies Stock of Investor Holdco to be sold in the Sell-Down are subject in the Stockholders’ Agreement and with respect to such Sell-Down (the “Transaction Transfer Restrictions”). Subject to compliance with applicable Law, the Excluded Stock may be sold or otherwise disposed of by the Member so long as no Transaction Transfer Restriction period is in effect. The fees and expenses incurred by the Company in connection with such Sell-Down, other than any underwriter’s fees and expenses, shall be borne pro rata by the Members and the Non-Participating Members. The Company shall provide notice to such Non-Participating Member or its representatives of its intention to effect a Sell-Down not more than 30 calendar days prior to the intended date for the completion of such Sell-Down, in which event the Non-Participating Member, after receiving notice of such sale, shall have the right to participate in such Sell-Down with Investor Holdco on the same terms and conditions as Investor Holdco pro rata based on the Non-Participating Member’s beneficial ownership of Albertsons Companies Stock, or, if not participating in such Sell-Down, shall not sell or otherwise dispose of the Excluded Stock (or other Albertsons Companies Stock beneficially owned by such Member) during such 30 calendar day period following delivery of such notice and such longer transfer, market stand-off or lock up provision that the Company and/or its Members shall become subject to in connection with such Sell-Down, and fees and expenses incurred by the Company, other than any underwriter’s fees and expenses, shall be borne pro rata by the Members and any Non- Participating Member participating in such Sell-Down with respect to any Albertsons Companies Stock beneficially owned by such Non-Participating Member.

(f) A Member who is also an equityholder of Management Holdco may require the Company to distribute to such Member for immediate contribution to Management Holdco shares of Albertsons Companies Stock allocable to such Member, solely to the extent necessary to permit such Member to satisfy margin requirements in accordance with the Loan Agreement. Management Holdco may, upon termination and release of any security interests of a lender pursuant to the Loan Agreement with respect to Units held by Management Holdco, distribute to a member of Management Holdco the Units attributable to such member of Management Holdco and previously subject to such security interests.

(g) Any Member who receives a distribution of Albertsons Companies Stock shall, to the extent not already a party to the Stockholders’ Agreement, execute and deliver a joinder agreement, in form and substance reasonably acceptable to the Albertsons Companies, agreeing to be bound by the terms and conditions of the Stockholders’ Agreement. Subject to compliance with applicable securities laws and rules and for so long as no Transaction Transfer Restriction period or Albertsons Companies black-out period (including periods during which Albertsons Companies’ insiders are restricted from trading under an insider trading policy adopted by Albertsons Companies or other “special” black-out period) is then in effect with respect to such Member, a Member may make a subsequent distribution of Excluded Stock to an equityholder of such Member (A) free of any obligations set forth in this Agreement and the Stockholders’ Agreement and (B) free of any restrictive legend other than restrictions relating to applicable securities rules and laws. For the sake of clarity, any equityholder of a Member to whom Excluded Stock is distributed pursuant to the preceding sentence may make transfers without restriction other than restrictions relating to applicable securities rules and laws.

(h) As of the Effective Date, the Company’s initial nominees to the board of directors of Albertsons Companies are Miller, Dean S. Adler, Sharon L. Allen, Steven A. Davis, Kim Fennebresque, Lisa A. Gray, Hersch Klaff, Ronald Kravit, Alan Schumacher, Jay L. Schottenstein, Lenard B. Tessler and Scott Wille. From and after the designation of the initial nominees set forth in the previous sentence, each Investor Member (for so long as it has a right to designate a director) shall have the right to select its own nominee or nominees to the board of directors of Albertsons Companies in place of its initial nominee, provided, that such nominee (i) is affiliated with such Investor Member, (ii) satisfies the Director Requirements (as such term is defined in the Stockholders’ Agreement) and (iii) is otherwise not disqualified (in the reasonable determination of the Management Board) from serving as a director on the board of directors of Albertsons Companies.

(i) For so long as Albertsons Companies is a controlled company of the ABS Control Group under the Listed Company Rules of the New York Stock Exchange (the “50% Trigger Date”), the Company’s appointees to the board of directors of Albertson’s Companies will include four (4) designees of Cerberus (if Cerberus so requests) and one (1) designee from each other Investor Member and Robert Miller (if such Investor Member or Miller so requests).

(j) From and after the 50% Trigger Date, for so long as the ABS Control Group owns at least 35% of the common stock of Albertsons Companies, such that the Company is entitled to appoint six (6) members of the board of directors of Albertsons Companies, such appointees will be selected by the affirmative vote of members of the Management Board, which appointees to the board of directors will include three (3) designees of Cerberus (if Cerberus so requests), three (3) designees in total from the other Investor Members and Robert Miller, whose contractual rights to a board seat shall be unaffected (if such Investor Members or Miller so request).

(k) From and after the 50% Trigger Date, for so long as the ABS Control Group owns at least 35% of the common stock of Albertsons Companies then outstanding, the Company shall cause its directors appointed to the board of directors of Albertsons Companies to vote in favor of maintaining a 13 person board of directors of Albertsons Companies, unless the Management Board otherwise agrees by the affirmative vote of members of the Management Board representing 80% of the total number of votes held by the members of the Management Board.

(l) Nominees by the Company to the board of directors of Albertsons Companies shall include a sufficient number of individuals who are “independent” for purposes of the Listed Company Rules of the New York Stock Exchange if the board of directors of Albertsons Companies is so required to comply with such rules.

ARTICLE IV.

GENERAL GOVERNANCE

Section 4.1 Other Ventures.

(a) It is expressly agreed that, except as may be provided with respect to any Member in any agreement between the Company or one of its Subsidiaries, on the one hand, and such Member, on the other hand, each Investor Member, and any Affiliates, officers, directors, managers, stockholders, members, partners or employees of such Investor Member, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and neither the Company nor the other Members shall have any rights in and to any independent venture or activity or the income or profits derived therefrom; the pursuit of other ventures and activities by any such Person is hereby consented to by each Member and shall not be deemed wrongful or improper.

(b) Subject to any applicable restrictions and limitations in the Stockholders’ Agreement, nothing in this Agreement shall be construed so as to prohibit any Investor Member or its respective Affiliates, officers, directors, managers, stockholders, members, partners or employees from owning, operating or investing in any business of any nature and description, independently or with others, and, except as may be provided with respect to any Member in any agreement between the Company or one of its Subsidiaries, on the one hand, and such Member, on the other hand, no Investor Member need disclose its intention to make any such investment to the other, nor advise the Company of the opportunity presented by any such prospective investment.

Section 4.2 Information. The Company covenants and agrees to deliver to each Member, (a) financial reports of the Company audited by PricewaterhouseCoopers LLP or such other independent accounting firm of national reputation for the Company and its subsidiaries, within 90 days after the end of the Fiscal Year of the Company; (b) quarterly unaudited financial reports for the Company within 45 days after the end of each fiscal quarter of the Company; (c) monthly financial reports for the Company within 30 days after the end of the each month; and (d) such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) as from time to time may be reasonably requested by any such Member without creating an undue burden on the Company. The Company covenants and agrees to deliver to each of Edwards and the Individual Members the information set forth in clauses (a) and (b) above, subject to such Persons agreeing to customary confidentiality provisions and restrictions on disclosure.

Section 4.3 Access. The Company shall, and shall cause its Officers, directors, employees, auditors and other agents to afford the Officers, employees, auditors and other agents of the Investor Members and, so long as he is a Member, of Miller, during normal business hours and upon reasonable notice reasonable access to its officers, employees, auditors, legal counsel, properties, offices and other facilities and to all books and records.

Section 4.4 Standard of Care. Each Member expressly acknowledges that an interest in the Company is highly speculative in nature. The Management Board shall exercise all of its powers and duties under this Agreement in accordance with the terms of this Agreement and with a degree of skill, diligence, prudence and care which, and in a manner which, a director of a Delaware corporation is required to use in the proper discharge of such a director’s fiduciary duties; provided, however, that in the event that a member of the Management Board is also an officer or a member of the board of directors of Albertsons Companies, this Section 4.4 shall not restrict such member of the Management Board from exercising his fiduciary duties as an officer or a member of the board of directors of Albertsons Companies.

ARTICLE V.

TRANSFERS OF UNITS

Section 5.1 Transfers.

(a) Restrictions on Transfer.

(i) Except as provided in Section 3.8, no Member, including any assignee or successor in interest of any such Member, shall (voluntarily or involuntarily), directly or indirectly, transfer, assign or otherwise dispose of (each, a “Transfer”) all or any portion of its Units (including a Transfer pursuant to a foreclosure sale of all or any part of the assets of a Member) without the prior written consent of the Management Board (which may be withheld in its sole discretion), except, in each case subject to the next sentence, the last sentence of this Section 5.1(a)(i) and to Section 5.1(a)(ii) below, (A) a Transfer to a Permitted Transferee, (B) a pledge by a Member of its Units or of its rights to any cash distributions or other distributions made in respect of such Member’s Units or of the rights to the proceeds to such Member resulting from the disposition by such Member of such Units in accordance with the provisions of this Agreement, provided that, except with respect to Units Transferred to Management Holdco in accordance with this Agreement and pursuant to the Loan Agreement, such pledge does not entitle the pledgee to foreclose upon or otherwise acquire any ownership interest in such Units. No Transfer by a Member other than in the case of a Transfer from a Member to a Permitted Transferee under clauses (i) or (ii) of the definition thereof, shall be effected until 10 Business Days after and excluding the day upon which written notice of such proposed Transfer has been given to each of the Members. Any direct or indirect Transfer, assignment or other disposition of any securities or other interests of a Member or of any securities or other interests of any Person or Persons having a direct or indirect ownership interest in a Member shall be deemed a Transfer of the Units of such Member for purposes of this Section 5.1(a); provided that a Transfer shall not include (I) any sale, assignment or other disposition of Equity Securities of any Person (whether by merger, consolidation or otherwise) whose Equity Securities are traded on a national securities exchange or NASDAQ or (II) any sale, assignment, redemption or other disposition of limited partnership interests or shares of any investment partnership or investment vehicle not formed for the purpose of making an investment in the Company.

(ii) Any direct transferee of Units permitted under this Section 5.1(a) shall become a substitute Member under this Agreement and of the Company upon: (A) the direct transferee agreeing in writing (1) to be bound by all the terms and conditions of this Agreement as then in effect (unless such transferee is already a Member) and (2) that such transferee is not in violation of the “Patriot Act” or any law regulating the identity of investors or the source of funds used to make an investment, and the Management Board being reasonably satisfied that such transfer will not result in any violation of, or failure to comply with, the “Patriot Act” or any law regulating the identity of investors or the source of funds used to make an investment; (B) compliance with applicable federal and state securities laws; (C) receipt of any regulatory approvals required under applicable law; and (D) the Management Board being reasonably satisfied that such Transfer would not result in (1) any violation of or failure to comply with applicable federal and state securities law and (2) the Company becoming a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and the regulations issued thereunder. Unless and until a direct transferee is admitted as an additional or substitute Member under this Agreement and under the applicable formation and governing documents of the Company, the direct transferee shall have no right to exercise any of the powers, rights and privileges of a Member hereunder or under the applicable formation and governing documents of the Company. Any Member that, in accordance with the terms of this Agreement, acquires all (but not less than all) of the Units of another Member shall have the right to exercise all of the powers, rights and privileges of the transferring Member. A Member who has transferred all of its Units shall cease to be a Member upon Transfer of all of the Member’s Units and thereafter shall have no powers, rights and privileges as a Member hereunder.

(iii) The Company, any Member, Management Board, officers, directors and equity holders of the Company and any other Person or Persons having business with the Company need only deal with Members who are admitted as Members or as additional or substitute Members of the Company, and they shall not be required to deal with any other Person by reason of a Transfer by a Member, except as may be otherwise expressly provided in this Agreement. In the absence of a transferee of a transferring Member’s Units being admitted as a Member as provided herein, any payment to a Member shall release the other parties hereto of all liability to any other Persons who may be interested in such payment by reason of an assignment by such Member.

(iv) Notwithstanding anything in this Agreement to the contrary, the Members acknowledge that any Transfer of Units that would require the prior approval of the Federal Communications Commission or Federal Energy Regulatory Commission may only be made upon receipt of such approval.

(b) Non-Permitted Transfers.

(i) Any purported Transfer of all or any portion of Units of the Company or any economic benefit or other interest therein not in compliance with Section 5.1(a) shall be null and void ab initio, regardless of any notice provided to any of the parties hereto, and shall not create any obligation or liability of any of the parties hereto to the purported transferee, and any Person purportedly acquiring all or any portion of any Units or any economic benefit or other interest therein transferred not in compliance with Section 5.1(a) shall not be entitled to admission to the Company as a substitute Member.

(ii) In the case of an attempted Transfer of all or any portion of any Units of the Company or any economic benefit or other interest therein that is not in compliance with Section 5.1(a), the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the other parties hereto and their respective officers, directors, affiliates, members, partners and employees from all cost, liability and damage that any of such indemnified persons may incur (including, without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and the enforcement of this indemnity.

(iii) No Member, including any assignee or successor in interest of any Member, shall Transfer all or any portion of its Units of the Company or any economic benefit or other interest therein if such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704 and the Regulations promulgated thereunder.

(c) Injunctive Relief. The Company and the Members hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Member to perform any of its obligations set forth in this Section 5.1. Therefore, the Company and the Members shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Members hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

ARTICLE VI.

ALLOCATIONS

Section 6.1 General Rules; Allocation of Profits and Losses. Except as otherwise provided in this Article VI, Profits and Losses for any taxable period shall be allocated among the Members in such manner that, as of the end of such taxable period, the respective Capital Accounts of the Members shall be equal to the respective amounts that would be distributed to them, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Gross Asset Value and (ii) distribute the proceeds of liquidation pursuant to Section 10.3.

Section 6.2 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses or other items allocable to any taxable period, Profits, Losses and such other items shall be determined on a daily, monthly or other basis as determined by the Management Board in its reasonable discretion using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Members are aware of the United States federal income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

(c) All items of income, gain, loss, deduction, or credit and any other allocations not otherwise provided for shall be allocated among the Members as determined by the Management Board in its reasonable discretion.

(d) If a Member transfers all or a portion of its Units during any taxable period, then Profits, Losses, each item thereof and all other items attributable to the transferred interest for such taxable period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests in the Company during the taxable period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Management Board.

(e) Tax returns shall be provided to the Management Board for review before submission, and any reasonable requests by the Management Board for changes in order to ensure compliance with such requirements shall be made, provided that such changes shall not result in the amount of cash or other distributions to any Member being affected or cause a material adverse tax or other effect for any Member.

Section 6.3 Tax Allocations: Code Section 704(c).

(a) Subject to Section 6.3(f), for each taxable year, items of income, deduction, gain, loss and credit shall be allocated for tax purposes among the Members to reflect equitably the amounts which have been credited or debited to the Capital Account of each such Member for such taxable year and prior taxable years.

(b) In accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss, deduction and credit with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property at the time of contribution to the Company for federal income tax purposes and its initial Gross Asset Value at the time of contribution using a method permitted by applicable Regulations under Code Section 704(c), as determined by the Management Board in its reasonable discretion.

(c) In the event the Gross Asset Value of any Asset is adjusted in accordance with paragraph (b) of the definition of Gross Asset Value hereof, subsequent allocations of items of income, gain, loss, deductions or credit with respect to such asset shall take into account any variation between the adjusted tax basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(d) The Company shall use its reasonable best efforts to specifically identify individual shares of Albertsons Companies Stock that correspond to any property contributed by a Member for purposes of Code Section 704(c), and in the case of a distribution of shares of Albertsons Companies Stock to one or more Members or a sale of shares of Albertsons Companies Stock relating to a Member in connection with a Sell-Down, the Company shall use its reasonable best efforts to distribute to each such Member, or sell, as applicable, the shares of Albertsons Companies Stock identified with such Member.

(e) Subject to Section 6.3(d), if the Company distributes Albertsons Companies Stock to one or more Members in connection with a Sell-Down pursuant to Section 3.8(e), then for U.S. federal income tax purposes, the taxable gain and taxable loss on the Albertsons Companies Stock sold in connection with such Sell-Down shall be specially allocated, to the maximum extent permitted, among the Members who receive cash from such Sell-Down proportionately and in a reasonable manner that reflects the receipt of such cash.

(f) Any elections or other decisions relating to allocations for tax purposes, basis adjustments or other tax matters shall be made by the Management Board in its reasonable discretion. Allocations pursuant to this Section 6.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account, share of Profits or Losses, or other items or distributions pursuant to any provision of this Agreement.

ARTICLE VII.

DISTRIBUTIONS AND EXPENSES

Section 7.1 Distributions. Subject to Section 3.8, distributions of cash or other property by the Company shall be made, when, as and if declared by the Management Board, to the Members on a pro rata basis in proportion to the aggregate number of Units owned by such Members.

Section 7.2 Amounts Withheld. All amounts withheld or paid pursuant to the Code or any provisions of state, local or foreign tax law with respect to any payment, distribution, allocation or other consideration paid to the Members, including in connection with a contribution of assets to the Company by a Member, shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld or paid pursuant to this Section 7.2 for all purposes under this Agreement. The Company is authorized to withhold or pay, when required under applicable law, from payments, distributions, or other consideration paid to Members, and with respect to allocations to the Members, and to pay over to any federal, state, local or foreign government any amounts required to be so withheld or paid pursuant to the Code or any provisions of any federal, state, local or foreign law, and shall allocate any such amounts to the Members with respect to which such amounts were withheld or paid.

Section 7.3 Expenses. Except as otherwise provided in this Agreement, as between the Company and its Members, the Company will be responsible for all third party expenses of the Company. Subject to Section 3.7, each Member shall otherwise be responsible for all costs and expenses incurred by such Member in the performance of its obligations under this Agreement.

Section 7.4 Tax Distributions. The Management Board may, in its reasonable discretion, cause the Company to make distributions to each Member (to the extent that cash is available for such distributions, after necessary expenses and reserves in accordance with this Agreement and as otherwise determined by the Management Board or as may be required by such Member’s employment agreement or any Side Letter) so that each such Member may pay its taxes with respect to its share of the taxable income of the Company for a taxable year or other taxable period. If the Management Board determines that enough cash is available for such distributions, then the Management Board shall calculate the amount of any such distributions by applying the highest marginal effective tax rate applicable to a corporation doing business in New York, New York to each Member and may make such distributions to the extent that cash is available. Any distribution made to a Member pursuant to this Section 7.4 shall be made as soon as practicable after the end of the taxable year or other taxable period for which such distribution is being made. Any distribution made to a Member shall reduce the amount distributable to such Member from the Company under Section 7.1.

ARTICLE VIII.

OTHER TAX MATTERS

Section 8.1 Tax Matters Member. The Company and each Member hereby designate the following Member as the “tax matters partner” for purposes of Code Section 6231(a)(7) (the “Tax Matters Member”): Cerberus. The Management Board (after consultation with the Tax Matters Member) shall: (a) cause to be prepared and timely filed by the Company all United States federal, state and local income tax returns of the Company for each year for which such returns are required to be filed, and (b) determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. Subject to the express provisions of this Agreement, the Management Board may in its reasonable discretion cause the Company to make or refrain from making any and all elections permitted by such tax laws.

Section 8.2 Furnishing Information to Tax Matters Member. Each Member shall furnish to the Tax Matters Member such information (including information specified in Code Section 6230(e)) as such Tax Matters Member may, at its reasonable discretion, request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Code Section 6223 or any other provisions of the Code or the published regulations thereunder which require the Tax Matters Member to obtain information from the Members.

Section 8.3 Tax Claims and Proceedings. In respect of any income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any income tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (a) all expenses reasonably incurred by the Tax Matters Member in connection therewith shall be expenses of the Company, (b) in any material proceeding the Tax Matters Member shall promptly take such action as may be necessary to cause each of the other Members to become a “notice partner” within the meaning of Code Section 6231(a)(8), (c) in any material proceeding the Tax Matters Member shall furnish to the other Members a copy of all material notices or other written communications received by the Tax Matters Member from the Internal Revenue Service (except such notices or communications as are sent directly to the Members), and (d) in any material proceeding the Tax Matters Member shall notify the other Members of all material conversations it has with the relevant taxing authority and shall keep the other Members reasonably informed of all material matters which may come to its attention in its capacity as Tax Matters Member. The Tax Matters Member shall use commercially reasonable efforts to provide tax returns to all Members within 120 days after the end of the relevant fiscal year.

Section 8.4 Books and Records. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The books and records of the Company shall include a record of each transfer of participating interests of the Company. The taxable year of the Company for federal income tax purposes shall be the calendar year or such other taxable year as is required for U.S. federal income tax purposes. All books and records of the Company shall be maintained at any office of the Company or at the Company’s principal place of business in the United States, and each Member, and any duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times. The Company’s books of account shall be kept on an accrual basis or as otherwise provided by the Management Board and otherwise in accordance with generally accepted accounting principles, consistently applied, except that for income tax purposes such books shall be kept in accordance with applicable tax accounting principles (including the Regulations).

Section 8.5 Survival. The provisions of this Article VIII shall survive the termination of the Company (as well as any termination, purchase or redemption of any Member’s Interest in the Company for any reason whatsoever), and shall remain binding on the Members and all former Members for a period of time necessary to resolve with the appropriate taxing authorities any and all material matters regarding the taxation of the Company and its Members by reason of their percentage interests.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES

Section 9.1 Representations and Warranties of Members. Each of the Members hereby represents and warrants to the Company and to each of the other Members, as of the date hereof, that:

(a) If it is a corporation, a limited liability company or limited partnership, it is as of the date hereof, duly incorporated or otherwise duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and if it is a partnership, is as of the date hereof, validly constituted and not dissolved, and, in each case, has the power and lawful authority to own its assets and properties and to carry on its business as now conducted.

(b) It has, as of the date hereof, the full right, power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been, fully executed and delivered by such Member and, assuming the due execution and delivery by the other parties, constitutes, in the case of this Agreement, the valid and binding obligation of such Member, enforceable in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) No approval or consent of any governmental authority or of any other Person is required in connection with the execution and delivery by it of this Agreement and the consummation and performance by such member of the transactions contemplated hereunder, except such as have been obtained and are in full force and effect.

(d) The execution and delivery of this Agreement by it, the consummation of the transactions contemplated hereunder and the performance by such Member of its obligations under this Agreement, in accordance with the terms and conditions hereof, will not, as of the date hereof, conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or other constitutive documents of such Member; (ii) any instrument or contract to which such Member is a party or by or to which it or its assets or properties are bound or subject; or (iii) any statute or any regulation, order, judgment or decree of any governmental authority, except, in each case, for such breaches violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Member to perform its obligations hereunder.

(e) It understands that there are substantial risks to an investment in the Company and it has both the sophistication to be able to fully evaluate the risk of an investment in the Company and the capacity to protect its own interests in making such investment. Such Member fully understands and agrees that the investment in the Company is an illiquid investment.

(f) If it is an Investor Member, it is a QIB or an “accredited investor” within the meaning of the 1933 Act and is able to bear the economic risk of such an investment in the Company for an indefinite period of time, that it has no need for liquidity of this investment and it could bear a complete loss of this investment. Each such Investor Member is either (i) a “qualified purchaser” within the meaning of the 1940 Act or (ii) if the Member is an entity formed and is being utilized primarily for the purpose of making an investment in the Company, each beneficial owner of such Member’s securities is such a qualified purchaser.

(g) It is acquiring its Units for investment solely for such Member’s own account and not for distribution, transfer or sale to others in connection with any distribution or public offering. It understands that, irrespective of whether or not the Units might be deemed “securities” under applicable laws, the Company is not obligated to register any Units for resale under the 1933 Act or any applicable state securities laws.

(h) It specifically understands and agrees that no other Member has made nor will make any representation or warranty with respect to the worthiness, terms, value or any other aspect of the Company, any Units or the Albertsons Companies Stock and it explicitly disclaims any warranty, express or implied, with respect to such matters. In addition, such Member specifically acknowledges, represents and warrants that (i) it is not relying on any other Member, for its own due diligence concerning, or evaluation of, the Company or any related transaction and (ii) that it is not relying on any other Member with respect to tax and other economic considerations involved in an investment in the Company.

(i) No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Company based upon arrangements made by or on behalf of such Member.

Section 9.2 ERISA Representation. Each of the Members represents, warrants and covenants to each other Members and to the Company that no portion of the assets being used by it to purchase and hold its Units constitute assets of a plan within the meaning of Section 3(32) of ERISA.

Section 9.3 Survival. The representations and warranties of the Members contained in this Agreement shall survive the Effective Date.

ARTICLE X.

DISSOLUTION AND TERMINATION OF THE COMPANY

Section 10.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

Section 10.2 Continuation of Interest of Member’s Representative. Notwithstanding anything contained herein, upon the expulsion, receivership, dissolution or Bankruptcy of a Member, the personal representative, trustee-in-bankruptcy, debtor-in-possession, receiver, other representative, successor, heir or legatee (each a “Representative”) of such Member shall, subject to the provisions of Section 5.1, immediately succeed to the Units of such Member in the Company. Such Representative shall appoint an individual (which may be such Representative) who will represent the Representative’s voting interest, if any.

Section 10.3 Dissolution, Winding Up and Liquidation.

(a) Upon a dissolution of the Company, the Company shall continue solely for purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying claims of its creditors. The liquidator of the Company shall take full account of the Company’s liabilities and property and shall cause the property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(i) first, to creditors (including Members who are creditors) in satisfaction of all of the Company’s debts and other liabilities (including any liabilities pursuant to any Unit repurchase obligation of the Company that are then due and payable), including the expenses of the winding-up, liquidation and dissolution of the Company (whether by payment or the making of reasonable reserves to provide for payment thereof); and

(ii) second, to the Members in accordance with Section 7.1.

(b) Distributions pursuant to this Section 10.3 shall be made no later than the end of the Fiscal Year during which the Company is liquidated (or, if later, 90 days after the date on which the Company is liquidated).

Section 10.4 Member Bankruptcy.

(a) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(b) Notwithstanding any other provision of this Agreement, each of the Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Members, or the occurrence of an event that causes the Member to cease to be a member of the Company.

ARTICLE XI.

INDEMNIFICATION AND CONTRIBUTION

Section 11.1 Indemnity by the Company. Subject to the provisions of Section 11.4, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Person is or was a Member, Officer, director, member of the Management Board, controlling person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as manager, director, member of the Management Board, officer, partner, member, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise (a “Indemnified Person”), from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, fines, penalties, amounts paid in settlement, interest, costs and expenses (including reasonable attorney’s and accountant’s fees, court costs and other out-of-pocket expenses actually and reasonably incurred in investigating, preparing or defending the foregoing) (including any such brought by or in the right of the Company) suffered or incurred by such Indemnified Person while serving in such capacity or that otherwise in any way relate to or arise out of any action or inaction by such Indemnified Person or the Company (collectively, “Indemnifiable Losses”), either (i) in accordance with the terms of an applicable Side Letter or

(ii) in the absence of a Side Letter, if such Indemnified Person acted in good faith and in a manner that such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and not in violation of this Agreement, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful; provided, that the Company shall have no obligation to indemnify or defend hereunder to the extent such action, suit or proceeding arises from fraud, willful misconduct or gross negligence on the part of such Indemnified Person.

Section 11.2 Exculpation. No Indemnified Person shall be liable to any Member of the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from fraud, willful misconduct or gross negligence of the Indemnified Person. Each Indemnified Person may consult with legal counsel and accountants in respect of the Company’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants.

Section 11.3 Expenses. Any indemnification under Section 11.1, as well as the advance payment of expenses permitted under Section 11.4 shall be made by the Company to the fullest extent permitted under the Act.

Section 11.4 Advance Payment of Expenses. In addition to any provisions of any Side Letter, the expenses of any Member incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Member (in form and substance, from an indemnitor, reasonably satisfactory to the Management Board), to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Member is not entitled to be indemnified by the Company. The provisions of this Section 11.4 do not affect and shall not be deemed exclusive of any other rights, including, without, limitation, any rights to indemnification or advancement of expenses to which any such Indemnified Person other than the Members may be entitled under any contract, pursuant to approval of the Members, or otherwise by law.

Section 11.5 Beneficiaries. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XI continues for a Person who has ceased to be a Member, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such Person.

Section 11.6 Indemnification Procedure for Third Party and Other Claims. The Company shall have the right, but not the obligation, exercisable by written notice to the Person seeking such indemnification hereunder (the “Indemnified Party”) promptly but in any event no later than 30 days after receipt of written notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a “Third Party Claim”), to assume the defense and control the settlement of such Third Party Claim that (a) involves (and continues to involve) solely money damages or (b) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the third party and the claims for equitable relief are incidental to the claims for money damages. The Indemnified Party shall have the right to assume the defense and control the settlement of any Third Party Claim (i) not described in clauses (a) or (b) of the preceding sentence or (ii) described in clauses (a) or (b) of the preceding sentence whose defense and control of settlement has not been promptly assumed by the Company. The Company or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim that the other is defending, as provided in this Agreement. The Company, if it has assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld). The Company shall not, without the Indemnified Party’s prior written consent, enter into any compromise or settlement which (x) commits the Indemnified Party to take, or to forbear to take, any action or (y) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third Party Claim involving money damages for which the Company has not assumed the defense pursuant to this Section 11.6 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 11.7 Other Claims. In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement for other than a Third Party Claim, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Company shall attempt to resolve such claim by mutual agreement before resorting to other legal means to resolve such claim.

Section 11.8 Limitation on Damages. Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for any indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement including, without limitation, in respect of any breach by any Member of this Agreement; provided, that the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Indemnifiable Losses directly incurred from Third Party Claims. Any Indemnified Person shall take commercially reasonable actions to mitigate his, her, its or their damages. The obligation of any Member to indemnify any Person(s) pursuant to this Agreement is limited, in the aggregate for all claims, to such Member’s Units, and no Person claiming indemnification or otherwise making any claim against a Member shall have recourse against such Member for any deficiency.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

Section 12.1 Entire Agreement. This Agreement, the Member Contribution and Exchange Agreement, employment agreements with the Company or one of its Affiliates, any Side Letters and the Certificate of Formation constitute the complete and exclusive statement of the agreement among the Members with respect to the subject matter contained herein and therein. This Agreement, the Member Contribution and Exchange Agreement, employment agreements with the Company or one of its Affiliates, any Side Letters and the Certificate of Formation replace and supersede all prior agreements by and among the Members with respect to the subject matter contained herein and therein.

Section 12.2 Amendments. Except as otherwise expressly provided in this Agreement, this Agreement may be amended or waived only by a unanimous vote of the Investor Members entitled to vote. Notwithstanding the foregoing or anything in this Agreement to the contrary:

(a) this Agreement may not be amended, without the prior written consent of Miller, in a manner that would adversely affect Miller’s rights as a Member in a disproportionate manner from the effect of such amendment on any holder of any equity interests of the Company or would adversely affect Miller’s pre-emptive rights as set forth in Section 2.2(e), rights to be a member of the Management Board or committee thereof as set forth in Section 3.1(b), Section 3.1(f), Section 3.1(g) respectively, rights to be designated to the board of directors of Albertsons Companies as set forth in Section 3.8, the authority of the Executive Chairman and the information and access rights of Miller in Sections 4.2 and 4.3;

(b) this Agreement may not be amended without the prior written consent of holders of a majority of Units held by the Individual Members in a manner that would adversely affect the Individual Members in a disproportionate manner from the effect of such amendment on any holder of any equity interests of the Company;

(c) any amendment to the provisions of this Section 12.2(c), the proviso of the last sentence of Section 2.2(b), the language set forth in the definition of “Side Letter” or the use of the term Side Letter or employment agreement (but only to the extent such amendment affects a Side Letter or employment agreement entered into by an Individual Member) shall require the consent of Miller, if he shall then be a Member, on behalf of Miller and the Individual Members; and

(d) Section 3.2(c) (solely to the extent such amendment relates to Kimco’s right to approve specified Major Decisions), Section 3.8(d) and this Section 12.2(d) may not be amended without the prior written consent of Kimco.

(e) The penultimate sentence of Section 3.8(d) and this Section 12.2(e) may not be amended without the prior written consent of Management Holdco.

(f) this Agreement may not be amended without the prior written consent of Edwards in a manner that would adversely affect Edwards in a disproportionate manner from the effect of such amendment on the Individual Members.

Section 12.3 Applicable Law; Venue.

(a) The Certificate of Formation and this Agreement shall be governed exclusively by their respective terms and the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

(b) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York located in New York City in the Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Member hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and the appellate courts thereof. Each Member irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address for notices set forth herein. Each Member hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.4 Enforcement. In the event of an action, suit or proceeding initiated by one Member against another Member or the Company involving the enforcement of its rights hereunder, the prevailing party shall be entitled to indemnification from the other party of reasonable attorneys’ fees and expenses incurred in enforcing its rights in such action, suit or proceeding in accordance with this Section, or in accordance with an employment agreement.

Section 12.5 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

Section 12.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

Section 12.7 Counterparts. This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

Section 12.8 Filings. Following the execution and delivery of this Agreement, representatives of the Company, shall promptly prepare any documents required to be filed and recorded under the Act, and such representatives shall promptly cause each such document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. Such representatives, under shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

Section 12.9 Additional Documents. Each Member agrees to perform all further acts and to execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

Section 12.10 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be effective and deemed delivered or given, as the case may be, (a) if given by facsimile, when transmitted and the appropriate confirmation is received from the machine transmitting such facsimile, and followed by hard copy via overnight mail or reputable overnight courier for receipt the next Business Day, (b) if given by reputable overnight courier, on the next Business Day, (c) by hand delivery, when delivered or (d) if mailed, on the second Business Day following the day on which sent by first class mail:

If to Cerberus, addressed as follows:

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention:	Lenard Tessler
Mark A. Neporent, Esq.
Lisa A. Gray, Esq.

Facsimile number: (212) 755-3009

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention:	Stuart D. Freedman, Esq.
Robert B. Loper, Esq.

Facsimile number: (212) 593-5955

If to Jubilee, addressed as follows:

Jubilee Limited Partnership

4300 E. Fifth Ave.

Columbus, OH 43219

Attention:	Ben Kraner
Tod H. Friedman, Esq.

If to Klaff, addressed as follows:

Klaff Realty, L.P.

122 S. Michigan Avenue

Suite 1000

Chicago, IL 60603

Attention: Hersch M. Klaff

Facsimile number: (312) 360-0606

With a copy to:

Fox, Swibel, Levin & Carroll, LLP

200 W. Madison Street, Suite 3000

Chicago, IL 60603

Attention:	Laurie A. Levin

Facsimile number: (312) 224-1201

If to Lubert-Adler, addressed as follows:

Lubert-Adler Partners

The Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention:	Gerald A. Ronon

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:	Richard J. Campbell

Facsimile number: (312) 862-2200

If to Miller or any of the Individual Members, at such address or facsimile numbers as such Member may hereinafter specify to the Management Board, with a copy to:

Hogan Lovells US LLP

1999 Avenue of the Stars

Suite 1400

Los Angeles, CA 90067

Attention:	Barry L. Dastin, Esq.
Russ A. Cashdan, Esq.

Facsimile: (310) 785-4601

If to Robert Edwards, at such address or facsimile numbers as Robert Edwards may hereinafter specify to the Management Board, with a copy to:

Vedder Price

222 North LaSalle Street

Chicago, Illinois 60601

Attention:	Robert Simon, Esq.

Facsimile: (312) 609-7550

If to the other Members, at the addresses or facsimile numbers set forth on the signature page to this Agreement or such other addresses or facsimile numbers as such Members may hereafter specify to the Management Board, who shall so notify the other Members.

Section 12.11 Waiver of Right to Partition and Bill of Accounting. To the fullest extent permitted by applicable law, each Member covenants that it will not, and hereby waives any right to, file a bill for partnership accounting. Each Member irrevocably waives any right that it may have to maintain any action for dissolution of the Company (unless the Company is dissolved pursuant to Section 10.1).

Section 12.12 Confidentiality; Press Releases. Each Member shall keep confidential all information of a confidential nature obtained pursuant to this Agreement, except that a Member shall be entitled to disclose such confidential information to (a) its lawyers, accountants and other service providers as reasonably necessary in the furtherance of such Member’s bona fide interests and to potential transferees of its Units provided that such potential transferees enter into customary confidentiality agreements, with the Company expressly stated therein to be a third party beneficiary thereof, (b) its investors provided that such investors are subject to confidentiality obligations, and (c) the extent required by law or judicial or regulatory order, or to comply with applicable reporting requirements under the Federal securities laws or the rules of any exchange or self-regulatory organization to which such Member or its Affiliates is subject. Notwithstanding anything in this Agreement to the contrary, to comply with Treas. Reg. Section 1.6011-4(b)(3)(i), each Member (and any employee, representative or other agent of such Member) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Company or any transactions undertaken by the Company, it being understood and agreed, for this purpose, (a) the name of, or any other identifying information regarding (i) the Company or any existing or future Member (or any affiliate thereof) in the Company, or (ii) any investment or transaction entered into by the Company; and (b) any performance information relating to the Company, does not constitute such tax treatment or tax structure information. Except as may be required by applicable law or judicial or regulatory order, to comply with applicable reporting requirements under the Federal securities laws or the rules of any exchange or self-regulatory organization to which such Member is subject, no Member shall publicly make any public announcements or issue any press release regarding this Agreement or the Company or its business; provided, however, each Investor Member may consult with and obtain the approval of the other Investor Members before issuing a press release or other public announcement with respect to this Agreement and may issue a press release or make a public announcement following such consultation and approval.

Section 12.13 Uniform Commercial Code. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Section 12.14 Binding Agreement . Notwithstanding any other provision of this Agreement, the Members agree that this Agreement constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members by the Company in accordance with its terms.

Section 12.15 DISCLOSURES. THE INTERESTS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND SUCH LAWS PURSUANT TO EXEMPTION FROM REGISTRATION THEREUNDER. THERE WILL NOT BE ANY PUBLIC MARKET FOR THE INTERESTS. IN ADDITION, THE TERMS OF THIS AGREEMENT RESTRICT THE TRANSFERABILITY OF INTERESTS.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above written.

MEMBERS:

CERBERUS ICEBERG LLC

By:
Name:
Title:

CERBERUS CAPITAL MANAGEMENT, L.P.

By:
Name:
Title:

JUBILEE ABS HOLDING LLC

By:
Name:
Title:

KLAFF MARKETS HOLDINGS LLC

By:
Name:
Title:

KLAFF-W LLC

By:
Name:
Title:

LUBERT-ADLER SAN AGGREGATOR, L.P.

By:
Name:
Title:

L-A ASSET MANAGEMENT SERVICES, LLC

By:
Name:
Title:

Robert Edwards

Robert G. Miller

Howard Cohen

Justin Dye

Rick Navarro

Robert Butler

Wayne Denningham

Mike McCarthy

Andrew Scoggin

Paul Rowan

Robert Woseth

Justin Ewing

David Ober

Mark Bates

William Emmons

Shane Dorcheus

SOLELY FOR PURPOSES OF SECTION 3.2(C), SECTION 3.8(D) AND SECTION 12.2(D):

KRS AB ACQUISITION, LLC

By:
Name:
Title:

KRS ABS, LLC

By:
Name:
Title:

SOLELY FOR PURPOSES OF SECTION 3.8(D) AND SECTION 12.2(E):

ALBERTSONS MANAGEMENT HOLDCO, LLC

By:
Name:
Title:

SCHEDULE A

Individual Members

Howard Cohen

Justin Dye

Rick Navarro

Robert Butler

Wayne Denningham

Mike McCarthy

Andrew Scoggin

Paul Rowan

Robert Woseth

Justin Ewing

David Ober

Mark Bates

William Emmons

Shane Dorcheus

SCHEDULE B

UNITS

MEMBER’S NAME	UNITS	OWNERSHIP PERCENTAGE
Cerberus Iceberg LLC
Cerberus Capital Management, L.P.
Jubilee ABS Holding LLC
Klaff Markets Holdings LLC
Klaff-W LLC
Lubert-Adler SAN Aggregator, L.P.
L-A Asset Management Services, LLC
Robert G. Miller
Robert Edwards
Howard Cohen
Justin Dye
Rick Navarro
Robert Butler
Wayne Denningham
Mike McCarthy
Andrew Scoggin
Paul Rowan
Robert Woseth
Justin Ewing
David Ober
Mark Bates

MEMBER’S NAME	UNITS	OWNERSHIP PERCENTAGE
William Emmons
Shane Dorcheus
TOTAL

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALBERTSONS INVESTOR HOLDINGS LLC

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